Exhibit 99.1

M&T Bank Corporation Announces Agreement to Acquire People’s United Financial, Inc.

Will create a superregional banking franchise serving communities throughout the Northeast and Mid-Atlantic

Buffalo, NY and Bridgeport, CT, February 22, 2021 — M&T Bank Corporation (NYSE: MTB) (“M&T”) and People’s United Financial, Inc. (NASDAQ: PBCT) (“People’s United”) announced today that they have entered into a definitive agreement under which M&T will acquire People’s United in an all-stock transaction.

The combined company will create a diversified, community-focused banking franchise with approximately $200 billion in assets and a network of more than 1,100 branches and over 2,000 ATMs that spans 12 states from Maine to Virginia and the District of Columbia. The combined franchise will operate across some of the most populated and attractive banking markets in the U.S. As part of the transaction, People’s United’s current headquarters in Bridgeport, Connecticut will become the New England regional headquarters for M&T, further strengthening the combined company’s commitment to Connecticut and the region.

Under the terms of the agreement, People’s United shareholders will receive 0.118 of a share of M&T common stock for each People’s United share they own. Following completion of the transaction, former People’s United shareholders will collectively own approximately 28% of the combined company. The implied total transaction value based on closing prices on February 19, 2021 is approximately $7.6 billion.

“In People’s United, we have found a partner with an equally long history of serving and supporting customers, businesses and communities,” said René Jones, chairman and chief executive officer of M&T, who will lead the combined company in the same capacity. “Combining our common legacies and our complementary footprints will strengthen our ability to serve our communities and customers, and provide solutions that make a difference in people’s lives. I am incredibly excited about this opportunity and look forward to welcoming new customers and team members to our M&T family.”

“M&T is a like-minded partner that shares our culture of supporting communities by focusing on building meaningful relationships and providing personalized products, services and local market expertise to customers, while building on our legacy of excellence in service,” said Jack Barnes, chairman and chief executive officer of People’s United. “The merger extends our reach by providing customers access to a larger banking network and an expanded array of services. I am confident our shared community banking philosophies will provide significant long-term value for our shareholders, employees and loyal customers.”

Key attractions of the proposed transaction

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Unique strategic position and enhanced platform for growth: The merger will create the leading community-focused commercial bank in the Northeast and Mid-Atlantic regions, with the scale and share to compete effectively. The two companies have a complementary top-tier deposit share in core markets with a top three share in most of their respective top 10 markets. The footprint of the combined company spans an economically diverse region that accounts for over 20% of the U.S. population and over 25% of U.S. GDP.

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Shared commitment to local communities: Both companies have been long recognized for their community commitments and longstanding support of civic organizations. Over the past decade, M&T, through The M&T Charitable Foundation, has donated $263.7 million to over 2,800 nonprofit organizations across eight states and the District of Columbia. M&T Bank has been awarded the highest possible Community Reinvestment Act rating on every examination since 1982 from the Federal Reserve Bank of New York.

People’s United Community Foundation and People’s United Community Foundation of Eastern Massachusetts has granted $40 million to nonprofits aligned with the Foundations’ collective mission since its inception in 2007. Through the foundations, M&T will use $90 million to support charitable activities in the communities currently served by People’s United.

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Compelling financial impacts: M&T expects the transaction to be immediately accretive to its tangible book value per share. It is further expected that the transaction will be 10-12% accretive to M&T’s earnings per share in 2023, reflecting estimated annual cost synergies of approximately $330 million.

Upon closing, Jack Barnes, Kirk Walters and three other current members of the board of directors of People’s United will join M&T’s board of directors.

The merger has been unanimously approved by the boards of directors of each company. The merger is expected to close in the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals and approval by the shareholders of each company.

Lazard acted as financial advisor to M&T in connection with the transaction and Sullivan & Cromwell LLP served as legal advisor. Keefe, Bruyette & Woods, a Stifel Company, served as lead financial advisor to People’s United. J.P. Morgan Securities LLC also served as financial advisor, and Simpson Thacher & Bartlett LLP served as legal advisor to People’s United.

Investor call and webcast

M&T will hold a conference call today, February 22, 2021, at 8:00 a.m. ET to discuss today’s announcement. A live webcast of the call and the replay will be available on the websites of M&T and People’s United. A conference call replay will be available. To view details for the webcast, visit: https://ir.mtb.com/events-presentations. To listen to the live conference call, dial 800-459-5343 or 203- 518-9553 and reference the passcode Conference ID: MA529273. To access the replay, dial 800-283-4642 and reference the passcode Conference ID: MA529273.

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About M&T Bank Corporation

M&T Bank Corporation is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

About People’s United Financial

People’s United Financial, Inc. is a financial holding company headquartered in Bridgeport, Connecticut. People’s United Bank, N.A., a subsidiary of People’s United Financial, Inc., is a diversified, community-focused financial services company with more than 6,000 employees. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide. As of December 31, 2020, People’s United had total assets of more than $63 billion, loans of $44 billion and deposits of $52 billion.

M&T Contacts	People’s United Contacts

Investors:	Investors:
Donald J. MacLeod	Andrew S. Hersom
716-842-5138	203-338-4581

Media:	Media:
Maya Dillon	Steven Bodakowski
646-735-1958	203-338-4202

Important Information and Where You Can Find It

In connection with the proposed transaction, M&T Bank Corporation (“M&T”) will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of M&T’s capital stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of M&T and People’s United Financial, Inc. (“People’s United”), which will be sent to the shareholders of M&T and People’s United seeking their approval of the proposed transaction.

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS OF M&T AND PEOPLE’S UNITED AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT M&T, PEOPLE’S UNITED AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about M&T and People’s United, without charge, at the SEC’s website (http://www.sec.gov). Copies of the registration statement, including the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Investor Relations, M&T Bank Corporation, One M&T Plaza, Buffalo, New York 14203, telephone 716-635-4000, or Steven Bodakowski, People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, telephone 203-338-4202.

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

M&T, People’s United and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding M&T’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 9, 2020, and certain of its Current Reports on Form 8-K. Information regarding People’s United’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2020, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates and projections about M&T’s and People’s United’s businesses, beliefs of M&T’s and People’s United’s management and assumptions made by M&T’s and People’s United’s management. Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the expected timing, completion and effects of the proposed transactions and M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between M&T and People’s United; the outcome of any legal proceedings that may be instituted against M&T or People’s United; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T and People’s United do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; M&T’s and People’s United’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by M&T’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of M&T and People’s United; the business, economic and political conditions in the markets in which the parties operate; the risk that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the proposed combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; revenues following the proposed combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; the unforeseen risks relating to liabilities of M&T or People’s United that may exist; and uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on People’s United, M&T and the proposed combination.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T, People’s United or their respective subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its latest Form 10-K and subsequent Form 10-Qs, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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